EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert P. Hureau, certify that:

1.
the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Centaur Guernsey L.P. Inc. at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to Centaur Guernsey L.P. Inc. and will be retained by Centaur Guernsey L.P. Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ ROBERT P. HUREAU
Robert P. Hureau
Chief Financial Officer
March 10, 2014